UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2010

ALLIANCE FIBER OPTIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31857 (Commission File Number)	77-0554122 (I.R.S. Employer Identification No.)

275 Gibraltar Drive
Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 736-6900
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Stockholders of Alliance Fiber Optic Products, Inc. (the "Company") held on August 20, 2010, the following actions were taken:

Proposal 1:  Approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to effect a 1-for-5 reverse split of the issued and outstanding shares of Common Stock:

For	Against	Abstain
29,434,803	6,163,589	208,590

Proposal 2:  Approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to effect a 1-f or-8 reverse split of the issued and outstanding shares of Common Stock:

For	Against	Abstain
28,196,479	7,373,930	236,573

Proposal 3:  Approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to effect a 1-for-10 reverse split of the issued and outstanding shares of Common Stock:

For	Against	Abstain
28,133,644	7,437,070	236,267

Item 8.01   Other Events.

On August 20, 2010, the Board of Directors of the Company approved a 1-for-5 reverse split of the outstanding Common Stock, which reverse split will be effective at 5:00 p.m. Eastern Time on Friday, August 27, 2010.  A press release announcing the reverse stock split is furnished as Exhibit 99.1

Item 9.01   Financial Statement and Exhibits.

Exhibit                                Description

99.1                      Press Release dated August 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2010

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By:                       /s/ Anita K. Ho
Anita K. Ho
             Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                      Description

99.1	Press release dated August 23, 2010.